Exhibit 99.1
CEREPLAST EXCEEDS HORIZON’S REVENUE TARGETS
FOR JANUARY AND FEBRUARY 2011
Company Receives Additional $2.5 Million Growth Capital Infusion
from Horizon Technology Finance
EL SEGUNDO, Calif.—February 22, 2011—Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary bio-based, compostable and sustainable plastics, announced today that it has received an additional $2.5 million in growth capital from Horizon Technology Finance Corporation (NASDAQ: HRZN), pursuant to its previously announced debt financing agreement on December 22, 2010. Under the terms of the agreement, the second installment of $2.5 million was contingent upon Cereplast meeting specific revenue targets for January and February of 2011. As of February 15, 2011, Cereplast has demonstrated, to Horizon’s satisfaction, that it will exceed the stated revenue targets.
The additional capital will be used for the purchase of raw materials and as working capital needed to meet the robust demand for Cereplast resin and to fill the Company’s growing order pipeline resulting from new distribution agreements secured in 2011.
“Cereplast is on track to reach its revenue target of $24 to $32 million this year, a projected 400% increase from 2010,” said Frederic Scheer, Chairman and CEO of Cereplast. “Because of growing demand for Cereplast resin, we have already satisfied Horizon for the first two months of 2011. As the burgeoning market for bioplastic material continues to soar, we are well-positioned to meet increasing demand from regions across the globe”.
According to the terms of the December 22, 2010 loan agreement, Cereplast, Inc. received an initial installment of $2.5 million from Horizon at signing, with an additional $2.5 million to be funded upon reaching revenue targets of $2.0MM for January and $2.5MM for February of 2011. Each $2.5 million installment carries a term of 39 months from the date of funding with interest of 12 percent.
About Cereplast, Inc.
Cereplast, Inc. (NASDAQ: CERP) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® Resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables™ Resins combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit our social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast and Youtube.com/Cereplastinc.

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Cereplast, Inc.
Nicole Cardi
310-615-1900 x154
ncardi@cereplast.com
or
MKR Group, Inc.
Investor Relations
Charles Messman or Todd Kehrli
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cerp@mkr-group.com
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